EXHIBIT 99.1

Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) Announces Filing of Liquidating Plan

VANCOUVER, BRITISH COLUMBIA – (Marketwired – August 10, 2017) – Old PSG Wind-down Ltd. (formerly, Performance Sports Group Ltd.) (the “Company”) today announced that it has filed a joint liquidating chapter 11 plan (the “Plan”) for the Company and its affiliated debtors in the jointly administered chapter 11 cases pending in the United States Bankruptcy Court for the District of Delaware.

The Plan is based on a global settlement that, among other things, is intended to provide for full payment to creditors and the potential distribution to the Company’s shareholders of an indeterminate amount. The Company intends to proceed expeditiously towards the solicitation of votes to accept or reject the Plan, and then, assuming favorable voting results, Plan confirmation. The Plan and the global settlement will be subject to approval by the United States Bankruptcy Court and the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act which are jointly overseeing the Company’s restructuring proceedings.
Caution Regarding Forward-Looking Statements
This press release includes forward-looking statements within the meaning of applicable securities laws including with respect to full payment being made to creditors and the potential distribution to the Company’s shareholders of an indeterminate amount, including, in each case, the timing thereof, the Company’s intention to proceed expeditiously towards the solicitation of voting, Plan confirmation and required approvals of the United States Bankruptcy Court and the Ontario Superior Court of Justice under the Companies’ Creditors Arrangement Act. The words “may,” “will,” “would,” “should,” “could,” “expects,” “plans,” “intends,” “trends,” “indications,” “anticipates,” “believes,” “estimates,” “predicts,” “likely” or “potential” or the negative or other variations of these words or other comparable words or phrases, are intended to identify forward-looking statements.

Forward-looking statements, by their nature, are based on assumptions, which, although considered reasonable by the Company at the time of preparation of such disclosure, may prove to be incorrect, and are subject to important risks and uncertainties. Many factors could cause the Company’s circumstances to differ materially from those expressed or implied by its forward-looking statements, including, without limitation, the inherent risk and uncertainty involved in the Company’s bankruptcy proceedings, the degree of cooperation of creditors and other stakeholders of the Company, the extent of the Company’s ability to meet certain obligations during the bankruptcy proceedings, the extent of the Company’s ability to obtain approval with respect to motions in its bankruptcy proceedings, the courts’ rulings in the bankruptcy proceedings or a decision of any other Canadian or U.S. court in respect thereof, the outcome of the bankruptcy proceedings in general, the length of time of the bankruptcy proceedings, risks associated with third-party motions in the bankruptcy proceedings, increased legal and advisory costs related to the bankruptcy proceedings and other litigation, risks associated with the bankruptcy proceedings, including regulatory actions and the claims process, and to the extent applicable, and other applicable factors identified in the “Risk Factors” sections of the

Company’s annual report on Form 10-K dated August 26, 2015, and quarterly report on Form 10-Q dated April 14, 2016, which are available on EDGAR at www.sec.gov and on SEDAR at www.sedar.com.

Furthermore, unless otherwise stated, the forward-looking statements contained in this press release are made as of the date of this press release, and the Company does not intend and undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.

Additional Information

Information about the Company and its restructuring process is available at https://cases.primeclerk.com/PSG and www.ey.com/ca/psg. Further information will be provided within the context of the Canadian and U.S. court proceedings.

The jointly administered chapter 11 cases are captioned In re Old BPSUSH Inc. et al., Ch. 11 Case No. 16-12373 (KJC) (Bankr. D. Del. Oct. 31, 2016).

Contact Information

Michael J. Wall
Tel 1-855-631-5352